Exhibit 99.1 RBB BANCORP Investor Presentation May 2018 NASDAQ: RBB

Forward-Looking Statements Certain matters set forth herein (including the exhibits hereto) constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to RBB’s current business plans, its future financial position and operating results and RBB’s and First American’s expectations. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," by future conditional verbs such as "will," "would," "should," "could" or "may", or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance and/or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to, local, regional, national and international economic and market conditions and events and the impact they may have on RBB and/or First American, on our customers and our assets and liabilities; our ability to attract deposits and other sources of funding or liquidity; supply and demand for real estate and periodic deterioration in real estate prices and/or values in California, New York or other states where RBB or First American lends, including both residential and commercial real estate; a prolonged slowdown or decline in real estate construction, sales or leasing activities; changes in the financial performance and/or condition of our borrowers, depositors or key vendors or counterparties; changes in our levels of delinquent loans, nonperforming assets, allowance for loan losses and charge-offs; the costs or effects of acquisitions or dispositions we may make, whether we are able to obtain any required governmental approvals in connection with any such acquisitions or dispositions, and/or RBB’s ability to realize the contemplated financial or business benefits associated with any such acquisitions or dispositions; the effect of changes in laws, regulations and applicable judicial decisions (including laws, regulations and judicial decisions concerning financial reforms, taxes, banking capital levels, consumer, commercial or secured lending, securities and securities trading and hedging, compliance, employment, executive compensation, insurance, vendor management and information security) with which we and our subsidiaries must comply or believe we should comply; changes in estimates of future reserve requirements and minimum capital requirements based upon the periodic review thereof under relevant regulatory and accounting requirements, including changes in the Basel Committee framework establishing capital standards for credit, operations and market risk; inflation, interest rate, securities market and monetary fluctuations; changes in government interest rates or monetary policies; changes in the amount and availability of deposit insurance; cyber-security threats, including loss of system functionality or theft or loss of company or customer data or money; political instability; acts of war or terrorism, or natural disasters, such as earthquakes, drought, or the effects of pandemic diseases; the timely development and acceptance of new banking products and services and the perceived overall value of these products and services by our customers and potential customers; our relationships with and reliance upon vendors with respect to the operation of certain key internal and external systems and applications; changes in commercial or consumer spending, borrowing and savings preferences or behaviors; technological changes and the expanding use of technology in banking (including the adoption of mobile banking and funds transfer applications); the ability to retain and increase market share, retain and grow customers and control expenses; changes in the competitive and regulatory environment among financial and bank holding companies, banks and other financial service providers; volatility in the credit and equity markets and its effect on the general economy or local or regional business conditions; fluctuations in the price of the our common stock or other securities; and the resulting impact on our ability to raise capital or RBB’s ability to make acquisitions, the effect of changes in accounting policies and practices, as may be adopted from time-to-time by our regulatory agencies, as well as by the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard-setters; changes in our organization, management, compensation and benefit plans, and our ability to retain or expand our workforce, management team and/or our board of directors; the costs and effects of legal, compliance and regulatory actions, changes and developments, including the initiation and resolution of legal proceedings (such as securities, consumer or employee class action litigation), regulatory or other governmental inquiries or investigations, and/or the results of regulatory examinations or reviews; our ongoing relations with our various federal and state regulators; our success at managing the risks involved in the foregoing items and all other factors set forth in RBB Bancorp’s public reports filed with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2017, and particularly the discussion of risk factors within that document applicable to RBB. In addition, the following risks related to the transaction in particular could cause actual results to differ materially from these forward-looking statements: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by First American shareholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the RBB and First American businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction Any statements about future operating results, such as those concerning accretion and dilution to RBB’s earnings or shareholders, are for illustrative purposes only, are not forecasts, and actual results may differ. RBB and First American do not undertake, and specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Experienced Leadership Team

Average 32 years of bank management experience in finance, lending, credit, risk, strategy and branch operations

Name / Title	Experience	Background
Yee Phong (Alan) Thian *President & Chief Executive Officer*	36 years	• Chairman, President and Chief Executive Officer ("CEO") since the Bank began operations in 2008 • Appointed to the FDIC community bank advisory committee twice • Presently on the CFPB community bank advisory committee • Formerly served as Executive Vice President ("EVP") and Regional Director for United Commercial Bank, as well as President and CEO for both First Continental Bank and American International Bank
David Morris *Executive Vice President & Chief Financial Officer*	32 years (8 years with Alan)	• Appointed EVP and Chief Financial Officer ("CFO") of the Bank and Company in 2010 • Formerly President and CEO with MetroPacific Bank and EVP, CFO and Chief Operating Officer ("COO") with San Diego Community Bank
Jeffrey Yeh *Executive Vice President & Chief Credit Officer*	29 years (16 years with Alan)	• Joined the Bank as an executive officer in 2008 and promoted to EVP and Chief Credit Officer in January 2014 • Formerly Finance Director and Business Control Manager for Universal Science Industrial Co, Ltd. and Lending and Investment Manager for Bank of Overseas Chinese
I-Ming (Vincent) Liu *Executive Vice President & Chief Risk Officer*	31 years (23 years with Alan)	• Joined the Bank as an executive officer in 2008, promoted to COO in January 2011, and promoted to Chief Risk Officer of the Bank in 2011 and of the Company in 2013 • Formerly Senior Vice President ("SVP") and head of southern California branch network for United Commercial Bank
Simon Pang *Executive Vice President & Chief Strategy Officer*	36 years (19 years with Alan)	• Joined the Bank in 2008 as an executive officer and promoted to Chief Strategy Officer in 2012 • Formerly SVP and Commercial and International Banking Manager with United Commercial Bank
Larsen Lee *Executive Vice President & Director of Residential Mortgage Lending*	31 years (4 years with Alan)	• Joined in 2014 as SVP and Director of Mortgage Lending to start the Bank's residential mortgage unit, and promoted to EVP in January 2016 • Formerly created a wholesale department for Pacific City Bank from 2010 to 2014
Tsu Te Huang *Executive Vice President & Branch Administrator*	34 years (18 years with Alan)	• Joined the Bank in 2009, promoted to Branch Administrator in 2012 and EVP in 2016 • Formerly Executive Senior President and Branch Assistant Regional Manager for United Commercial Bank

RBB BANCORP 2

RBB Bancorp – Who We Are Overview Established in 2008 and headquartered in Los Angeles, California • $1.7 billion asset Chinese-American, business- oriented community bank 13 traditional branches • 12 located in Southern California • 1 in Nevada Four principal business lines: • Commercial Real Estate (“CRE”) • Commercial & Industrial (“C&I”) • 1-4 Single Family Residential (“SFR”) • SBA Lending (“SBA”) Four successful acquisitions completed since 2010 Certified Community Development Financial Institution since mid-February 2016 Announced agreement to acquire New York-based First American International Corp. For the Three Months Ended March 31, 2018: Balance Sheet (Dollars in millions) Total Assets $1,715 Total Loans, Including Held for Sale $1,445 Total Deposits $1,374 Tangible Common Equity1 $245 Tangible Common Equity / Tangible Assets1 14.58% NPAs / Assets2 0.28% Profitability Return on Average Assets 2.15% Return on Average Common Equity 13.27% FTE Net Interest Margin 4.26% Efficiency Ratio 43.86% (1) Non-GAAP reconciliation in Appendix on page 28 (2) Nonperforming assets include nonaccrual loans, loans past due 90 days or more and still accruing interest, loans modified under troubled debt restructurings, and other repossessed assets; excludes purchased credit impaired (“PCI”) loans 3

Investment Highlights High-performing community bank with defined and proven strategy to grow both organically and through acquisitions • High level of insider ownership and deposit concentration aligns interest with investors • Experienced management team and Board of Directors with demonstrated industry knowledge, regulatory relationships, lending expertise and community involvement • Niche markets with concentration on Asian Americans – Products structured to address the needs of underserved individuals and businesses within those markets – Significant opportunities for future acquisitions across the U.S. Conservative risk profile with focused and diversified lending strategy and asset sensitive balance sheet • Sound asset quality from conservative credit culture and strict underwriting standards • Asset sensitive balance sheet benefits from rising interest rates Track record of attractive profitability • Diversified revenue with four lending products spread across multiple industries, geographies, and demographics • Substantial noninterest income • Existing infrastructure supports bank growth 4

Our History and Strategy Historical Timeline Raised $61.8 million in IPO Earned Findley Reports’ “Super Premier” status 2017 Earned Findley Reports’ “Super Premier” status 2015 May: Acquired Received Outstanding Overseas Taiwanese SME Award 2013 January: Established July: Acquired September: Acquired 2011 Opened 2008 2016 Named a CDFI March: Issued $50mm of subordinated notes February: Acquired Earned Findley Reports’ “Super Premier” status 2014 Opened residential mortgage unit Earned Findley Reports’ “Super Premier” status 2012 2010 Raised over $54mm in private offering of common stock Stay involved with local communities and businesses through Board, management and employee interaction Expand outreach to similar markets across the U.S. Serve Asian-American communities, both domestically and abroad Provide commercial banking services to businesses and professionals Offer four main lending products: ✓ CRE ✓ C&I ✓ 1-4 SFR ✓ SBA Maintain capital at levels that allow for continued growth while staying above regulatory requirements 5

Our Current Footprint Branches (13) LPO (1) Los Angeles County, California Arcadia Cerritos Diamond Bar Los Angeles (Downtown) Los Angeles (Westwood) Los Angeles (Silver Lake) Monterey Park Rowland Heights San Gabriel Torrance City of Industry* *Loan Production Office Ventura County, California Oxnard Westlake Village Clark County, Nevada Las Vegas 6

Key Highlights of Our Current Markets: Los Angeles County, CA | Ventura County, CA | Clark County, NV Part of the Los Angeles-Long Beach-Anaheim, California Metropolitan Statistical Area (“MSA”) • Largest MSA in California with over 13 million residents, second largest MSA in the United States Los Angeles-Long Beach-Anaheim MSA ranked as 2nd largest economy in the United States with an estimated gross domestic product of ~$1 trillion Asian Americans account for 15.1% of the over 10.1 million residents in Los Angeles County as of July 1, 2016 Smallest county by population and land area in the LA area but encompasses: • Deep-water port at Port Hueneme • One of the world’s leading wine growing regions • 43 miles of coastline Asian Americans account for 6.7% of the 850,536 residents in Ventura County as of July 1, 2016 Part of the Las Vegas-Paradise, Nevada MSA • 2016 gross domestic product of ~$118 billion • Largest concentration of people in the state • Significant tourist destination; over 42 million international and domestic visitors in 2017 Asian Americans account for 10.1% of the over 2.1 million residents in Clark County as of July 1, 2016 Source: U.S. Census Bureau 7

Substantial Opportunities for Acquisitions:
Chinese-American Banks Across the U.S.

- Chinese-American bank universe, including RBB, comprised of 38 banks[1]:
  - 4 publicly-traded
  - 30 locally-owned
  - 4 subsidiaries of Taiwanese or Chinese banks
- Other Asian-American banks also represent compelling acquisition opportunities
- Target markets include select Metropolitan Statistic Areas ("MSAs") that fulfill the following conditions:
  - High concentration of Asian-Americans
  - High number of Chinese-American banks[2] and branches

Chinese-American Bank[1] Locations in the U.S. *(as of June 2017)*

West Coast | Texas, Midwest and East Coast



Current RBB branch locations
Other Chinese-American bank[1] branches

Specific Target Markets

- Identified strategic expansion areas (blue)
- Current markets (gold)
- New market with FAIT transaction (red)

MSA	Total Population	Asian American Population: Actual	Asian American Population: % of Total	Chinese-American: Banks[2]	Chinese-American: Branches
New York-Newark-Jersey City, NY-NJ-PA	20,338,187	2,283,791	11.2%	8	50
Los Angeles-Long Beach-Anaheim, CA	13,502,916	2,145,175	15.9%	18	157
San Francisco-Oakland-Hayward, CA	4,737,729	1,227,422	25.9%	4	50
Chicago-Naperville-Elgin, IL-IN-WI	9,563,680	639,078	6.7%	3	15
Houston-The Woodlands-Sugar Land, TX	6,866,117	531,106	7.7%	2	16
Urban Honolulu, HI	1,009,834	414,117	41.0%	1	12
Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	6,096,952	364,862	6.0%	1	2
Las Vegas-Henderson-Paradise, NV	2,173,843	218,389	10.0%	0	3

(1) Chinese-American bank universe as defined by RBB's management team
(2) Count refers to total number of Chinese-American banks that are headquartered in the indicated MSA
Source: SNL Financial, 2010 Census

RBB Bancorp 8

First American International Bank Proposed Transaction RBB BANCORP + FIRST AMERICAN INTERNATIONAL BANK Expands the RBB franchise to the New York market • Grants RBB access to the largest Asian-American population in the US with 2.3 million Asian-Americans in the New York City MSA Creates $2.5+ billion institution with improved scale and efficiencies • Enhances residential mortgage loan production platform (doubles current origination levels) • Enables RBB to bring its C&I lending platform to the FAIT customer base Highly compatible merger partners • Shared focus on Asian-American communities • Complementary business models • Strong residential mortgage loan production platforms • Disciplined underwriting standards and commitment to strong asset quality Compelling economics for RBB shareholders • Highly accretive to earnings per share • Short tangible book value dilution earnback of less than 2 years Positions RBB for continued profitable growth • Fifth acquisition since 2011 Expected closing in the second half of 2018 9

Franchise Highlights ($ in millions) California Branch Locations Branches (8) Pro Forma Financial Highlights(1) New York City Branch Locations Assets $2,564 Loans $2,086 Deposits $1,967 Equity $345 Market Cap.(1) $529 Branches 21 1) Pro forma as of December 31, 2017, with the exception of market cap, which is based on RBB’s closing share price of $27.48 on April 20, 2018 10

Demonstrated Track Record of Balance Sheet and Earnings Growth Total Assets ($mm) 2012 - Q1 2018 CAGR = 23.1% $1,715 $1,691 $1,396 $1,023 $926 $723 $576 2012 2013 2014 2015 2016 2017 Q1 2018 Total Loans ($mm) Gross Loans (Excluding Held for Sale) Mortgage Loans Held For Sale 2012 - Q1 2018 CAGR = 32.7% $1,445 $1,375 $1,155 $834 $746 $577 $327 2012 2013 2014 2015 2016 2017 Q1 2018 Total Deposits ($mm) 2012 - Q1 2018 CAGR = 24.0% $1,374 $1,337 $1,153 $853 $767 $574 $443 2012 2013 2014 2015 2016 2017 Q1 2018 Net Income ($mm) 2012 - 2017 CAGR = 44.8% $8.8 $25.5 $19.1 $13.0 $10.4 $7.0 $4.0 2012 2013 2014 2015 2016 2017 Q1 2018 11

Diversified Loan Portfolio Diversified across industry lines and minimal demand for non-mortgage consumer credit $1.26 billion total loans as of March 31, 2018 • 84% originated vs. 16% acquired Average yield on loans of 5.69% for the first quarter of 2018 Loan Portfolio Growth: Originated vs. Acquired (Dollars in millions) $260 $260 $1,002 $1,002 $867 $388 $479 $504 $504 $430 $430 $535 $115 $421 $268 $268 $302 $53 $249 2011 2012 2013 2014 2015 2016 2017 Q1 2018 Loan Portfolio Composition (March 31, 2018) Consumer & Other 4% By Collateral Type: C&I 12% C&D 7% CRE (Owner-Occupied) 14% 1-4 Family 35% CRE (Non-Owner-Occupied) 20% Multifamily 8% By Business Line¹: SFR 21% SBA 9% C&I 22% CRE² 48% Originated Acquired (1) Excludes purchased loan discounts and deferred costs and fees (2) Includes construction and land development loans 12

Business Line Profile CRE Lending Real estate loans for owner occupied and non-owner occupied commercial property; includes construction and land development (“C&D”) loans High quality credits • Low LTV ratios (policy limit of 75%) • Income-producing properties; strong cash-flow characteristics • Strong collateral profiles SBA Lending Designated Preferred Lender Mostly SBA 7(a) variable-rate loans; SBA 504 from time to time Generally sell the 75% guaranteed portion of originated SBA loans C&I Lending Mix of variable and fixed rate C&I loans Lend to small- and medium-sized¹ manufacturing, wholesale, retail and service businesses Majority are secured by business assets or real estate, but underwritten based on cash flow of the business SFR Lending Originate mainly non-qualified, alternative documentation SFR mortgage loans to accommodate needs of Asian- American market throughout California and potentially on the east coast and Texas 7- year hybrid adjustable rate mortgages Offer qualified mortgage program as correspondent to major banking financial institutions Originate both to sell (“HFS”) and hold for investment • HFS: primarily first trust deed mortgages on properties in California; generally retain servicing rights when sold (1)  Between $1 million and $25 million annual revenue 13

Business Line Profile: CRE Lending | C&D Lending As of March 31, 2018: CRE Loans C&D Loans $500.1 million $101.2 million As of March 31, 2018: CRE Loans C&D Loans $500.1 million $101.2 million Single Family 6.8% Land Acq. & Development 9.1% Multifamily 21.5% Owner Occupied 39.9% Commercial Construction 31.2% Residential Construction 59.7% Non-Owner Occupied 31.8% ~6.8% fixed rate CRE and C&D Portfolio Growth (Dollars in millions) C&D 2012 – Q1 2018 CAGR =11.7% CRE 2012 – Q1 2018 CAGR =22.8% $89.4 $91.9 $101.2 $93.0 $67.6 $63.2 $501.8 $496.0 $500.1 $56.6 $372.8 $343.4 $315.2 $170.4 2012 2013 2014 2015 2016 2017 Q1 2018 CRE Loans C&D Loans 14

Business Line Profile: C&I Lending | SBA Lending As of March 31, 2018: C&I Loans SBA Loans $278.4 million $114.7 million Purchased Receivables 3.5% Bank Sub Debt 1.3% Unguaranteed Unsecured 3.3% Unguaranteed Secured by RE 60.6% Shared Nat. Credits 29.3% Credit Lines¹ 65.9% Guaranteed 36.1% Unguaranteed SBA Loans: By Business: By Location: Other 21.1% Other Real Estate 32.5% Washington 14.5% Gas Stations 16.5% Texas 19.3% Nevada 4.1% Hotel/ Motels 51.0% California 41.0% C&I and SBA Portfolio Growth (Dollars in millions) SBA 2012 – Q1 2018 CAGR=723% C&I 2012 – Q1 2018 CAGR=23.1% $131.4 $114.7 $159.0 $108.8 $30.7 $280.8 $278.4 $24.4 $6.6 $203.8 $146.7 $160.5 $114.9 $93.7 2012 2013 2014 2015 2016 2017 Q1 2018 C&I Loans SBA Loans (1) Credit Lines include commercial and industrial lines of credit, term loans, mortgage warehouse lines and international trade discounts 15

Business Line Profile: 1-4 Single Family Residential Lending As of March 31, 2018: No nonperforming loans¹ in the SFR portfolio Average: LTV of 59.5%; FICO score of 752; duration of approximately 4 years Current start rate of 4.75%; reprices after 7 years to one-year LIBOR plus 2.75% SFR Loans $451.0 million Home Equity Lines 0.4% Loans HFS 40.7% Other SFR Loans 58.9% SFR Portfolio Growth (Dollars in millions) SFR 2013 – Q1 2018 CAGR = 61.4% $451.0 $374.8 $112.1 $156.4 $58.9 $57.2 - 2012 2013 2014 2015 2016 2017 Q1 2018 (1) Nonperforming loans include nonaccrual loans, loans past due 90 days or more and still accruing interest and loans modified under troubled debt restructurings; excludes PCI loans acquired in prior acquisitions 16

CRE Concentration¹ Below Interagency Guidance RBB has demonstrated the ability to pursue acquisitions, including targets with significant CRE concentrations, then immediately manage down their CRE concentration post transaction closing • Los Angeles National Bank: Acquisition completed May 2013 • Tomato Bank: Acquisition completed February 2016 375% Announced Announced Acquisition of 318% Acquisition of 325% 275% 224% 211% 229% 225% 168% 176% 175% 125% 2012 2013 2014 2015 2016 2017 2018 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 (1) CRE for the purpose of the CRE concentration ratio measured as total commercial real estate loans less owner-occupied commercial real estate loans plus construction and land development loans; CRE concentration measures this value as a percentage of total risk-based capital (“RBC”) 17

Disciplined Credit Culture Nonperforming Loans¹ / Total Loans 2.56% 0.91% 0.77% 0.58% 0.55% 0.35% 0.21% 2012 2013 2014 2015 2016 2017 Q1 2018 Allowance for Loan Losses / Total Loans 2.18% 1.31% 1.26% 1.26% 1.28% 1.10% 1.11% 2012 2013 2014 2015 2016 2017 Q1 2018 Nonperforming Assets² / Total Assets 1.70% 0.93% 0.63% 0.56% 0.50% 0.28% 0.17% 2012 2013 2014 2015 2016 2017 Q1 2018 Net Charge-Offs / Average Loans 0.25% 0.08% 0.03% 0.02% 0.00% 0.00% (0.06%) 2012 2013 2014 2015 2016 2017 Q1 2018 (1) Nonperforming loans include nonaccrual loans, loans past due 90 days or more and still accruing interest and loans modified under troubled debt restructurings; nonperforming loans exclude PCI loans acquired in prior acquisitions (2) Nonperforming assets include nonperforming loans (as defined in footnote 1 above) and other repossessed assets 18

Deposit Portfolio as of March 31, 2018 Strongest growth coming in DDAs Top 10 Deposit Relationships = $338.6 million (24.6% of total deposits) • 5 of the Top 10 Relationships are with Directors and shareholders of the Company; $115.4 million, or ~34% of Top 10 total For the Three Months Ended March 31, 2018: Avg. Balance Weighted ($mm) Avg. Rate Noninterest-Bearing Demand $277.1 0.00% NOW $23.1 0.23% Savings $32.6 0.44% Money Market $337.0 0.79% Retail Time¹ $287.6 1.29% Jumbo Time² $358.1 1.29% Total Deposits $1,315.6 0.85% Deposit Portfolio Composition Total: $1.34 billion Jumbo Time² Noninterest-26.6% Bearing Demand 23.0% 76.7% Core³ Savings, NOW & Retail Time¹ Money 21.3% Market 29.1% (1) Retail Time includes time deposits with balances less than $250,000 (2) Jumbo Time includes time deposits with balances of $250,000 and greater (3) Reconciliation in Appendix on page 29 19

Attractive Net Interest Spread Yield on Average Interest-Earning Assets 5.35% 5.14% 5.23% 5.13% 5.01% 4.44% 4.41% 2012 2013 2014 2015 2016 2017 Q1 2018 Net Interest Spread 4.37% 4.19% 4.20% 3.85% 3.87% 3.48% 3.32% 2012 2013 2014 2015 2016 2017 Q1 2018 Cost of Average Interest-Bearing Liabilities 1.36% 1.28% 1.15% 1.09% 0.96% 0.82% 0.77% 2012 2013 2014 2015 2016 2017 Q1 2018 Net Interest Margin (FTE) 4.60% 4.41% 4.43% 4.26% 4.16% 3.72% 3.62% 2012 2013 2014 2015 2016 2017 Q1 2018 Note: Q1 2018 profitability metrics reflect annualized values for the quarter 20

Outstanding Financial Performance Return on Average Assets 2.15% 1.41% 1.66% 1.29% 1.29% 1.06% 0.70% 2012 2013 2014 2015 2016 2017 Q1 2018 Efficiency Ratio (FTE) 67.87% 62.69% 56.07% 48.73% 43.86% 42.69% 37.65% 2012 2013 2014 2015 2016 2017 Q1 2018 Return on Average Tangible Common Equity1 15.01% 13.14% 13.64% 8.47% 7.39% 5.80% 4.49% 2012 2013 2014 2015 2016 2017 Q1 2018 Noninterest Income / Average Assets 0.86% 0.78% 0.68% 0.66% 0.60% 0.40% 0.51% 2012 2013 2014 2015 2016 2017 Q1 2018 21

Consolidated Capital Ratios 22.9% 18.0% 18.2% 15.2% 14.6% 10.50% 8.50% 7.00% 4.00% 3 TCE / TA Tier 1 Leverage Tier 1 Common Tier 1 Risk- Total Risk-Ratio Capital Ratio Based Capital Based Capital Ratio Ratio As Reported March 31, 2018 Basel III Fully Phased in Well-Capitalized Level Consolidated Capitalization Table (Dollars in millions, except per share amounts) As of March 31, 2018 Actual Long-Term Debt Long-Term Debt1 $49.6 Subordinated Debentures2 3.4 Total Long-Term Debt $53.0 Shareholders' Equity Common Stock $210.6 Additional Paid-in Capital 7.4 Retained Earnings 58.8 Accumulated Other Comprehensive Loss (1.0) Total Shareholders' Equity $275.8 Total Capitalization $328.8 Common Shares Outstanding 16,288,928 Book Value Per Share $16.93 Tangible Book Value Per Share3 $15.01 Regulatory Capital Tier 1 Common Capital $245.9 Tier 1 Risk-Based Capital $249.3 Total Risk-Based Capital $313.4 Capital Ratios Tangible Common Equity / Tangible Assets3 14.6% Tier 1 Leverage to Average Assets 15.2% Tier 1 Common Capital to Risk-Weighted Assets 18.0% Tier 1 Capital to Risk-Weighted Assets 18.2% Total Capital to Risk-Weighted Assets 22.9% (1) Consists of 6.50% fixed-to-floating rate subordinated notes which qualify as Tier 2 capital and which were issued in March 2016 and raised proceeds of $49.4 million (2) Consists of subordinated debentures issued by the companies RBB acquired to a statutory trust which then issued trust preferred securities to the public; amount shown reflects a discount of $1.8 million to the aggregate principal balance of $5.2 million as a result of purchase accounting adjustments (3) Non-GAAP reconciliation in Appendix on page 28 22

Outlook Loan pipeline expected to support double-digit loan growth • Residential mortgage loan production positively impacted by expansion of lending activity in Las Vegas, Northern California and San Diego • Hired a new SBA manager who will lead business development efforts • SBA loan production expected to return to its previous levels in the third quarter Net interest margin expected to benefit from additional rate increases • Approximately 70% of variable rate loans are above floors • Declining impact of accretion income will limit NIM expansion Wealth Management business launched at beginning of 2018 • Steady, recurring fee income will provide new source of revenue growth and diversification Income Property lending business launched at beginning of 2018 • Focused on apartments, mobile home parks and student housing properties Modest increase in expense levels • Increase in headcount related to personnel added to strengthen infrastructure and the launch of the Wealth Management business, Income Property and SBA teams • Consolidation of offices into new headquarters will provide modest cost savings Continued balance sheet growth should drive further improvement in profitability Acquisition of FAIT to be accretive to earnings per share in 2019 in the mid-teens 23

Appendix

RBB Bancorp and First American International Corporation

Pro Forma Loan Portfolio (as of December 31, 2017)

RBB



Consr & Other 7.7%
C&D 6.6%
C&I 12.7%
1-4 Fam 30.3%
Multifam 7.4%
Other CRE 21.1%
OwnOcc CRE 14.1%
HELOC 0.3%

FAIT



C&I 0.7%
Multifam 9.9%
Other CRE 23.9%
1-4 Fam 60.8%
OwnOcc CRE 3.2%
HELOC 1.4%

Pro Forma



Consr & Other 5.2%
C&D 4.4%
C&I 8.7%
Multifam 8.2%
1-4 Fam 40.4%
Other CRE 22.0%
OwnOcc CRE 10.5%
HELOC 0.6%

	Composition	
Loan Type	($000)	% of Total
Construction & Dev.	95,858	6.6%
1-4 Family Residential	440,691	30.3%
Home Equity	3,682	0.3%
Owner - Occupied CRE	204,620	14.1%
Other CRE	306,511	21.1%
Multifamily	107,772	7.4%
Commercial & Industrial	184,489	12.7%
Consumer & Other	111,390	7.7%
Total Loans	$1,452,522	100.0%
4Q17 Yield on Loans:		6.09%

	Composition	
Loan Type	($000)	% of Total
Construction & Dev.	-	0.0%
1-4 Family Residential	436,445	60.8%
Home Equity	10,272	1.4%
Owner - Occupied CRE	23,268	3.2%
Other CRE	171,159	23.9%
Multifamily	70,892	9.9%
Commercial & Industrial	4,873	0.7%
Consumer & Other	619	0.1%
Total Loans	$714,610	100.0%
4Q17 Yield on Loans:		4.68%

	Composition	
Loan Type	($000)	% of Total
Construction & Dev.	95,858	4.4%
1-4 Family Residential	877,136	40.4%
Home Equity	13,954	0.6%
Owner - Occupied CRE	227,888	10.5%
Other CRE	477,670	22.0%
Multifamily	178,664	8.2%
Commercial & Industrial	189,362	8.7%
Consumer & Other	112,009	5.2%
Total Loans	$2,172,541	100.0%
4Q17 Yield on Loans:		5.62%

Note: Regulatory data shown, does not include purchase accounting adjustments
Source: S&P Global Market Intelligence

RBB BANCORP 25

RBB Bancorp and First American International Corporation

Pro Forma Deposit Mix (as of December 31, 2017)

RBB



Time Deposits > $100k 43.1%
Non Int. Bearing 24.1%
NOW Accts 1.6%
MMDA & Sav 28.1%
Time Deposits < $100k 3.1%

	Composition	
Deposit Type	($000)	% of Total
Non Interest Bearing	334,711	24.1%
NOW & Other Transaction	22,088	1.6%
MMDA & Savings	389,828	28.1%
Time Deposits < $100k	42,534	3.1%
Time Deposits > $100k	597,141	43.1%
Total Deposits	$1,386,302	100.0%
4Q17 Cost of Deposits:		0.78%
Loans / Deposits		104.8%

FAIT



Time Deposits > $100k 28.1%
Non Int. Bearing 23.5%
NOW Accts 0.8%
Time Deposits < $100k 20.7%
MMDA & Sav 26.9%

	Composition	
Deposit Type	($000)	% of Total
Non Interest Bearing	148,458	23.5%
NOW & Other Transaction	4,950	0.8%
MMDA & Savings	169,384	26.9%
Time Deposits < $100k	130,755	20.7%
Time Deposits > $100k	176,983	28.1%
Total Deposits	$630,530	100.0%
4Q17 Cost of Deposits:		0.82%
Loans / Deposits		113.4%

Pro Forma



Time Deposits > $100k 38.4%
Non Int. Bearing 24.0%
NOW Accts 1.3%
MMDA & Sav 27.7%
Time Deposits < $100k 8.6%

	Composition	
Deposit Type	($000)	% of Total
Non Interest Bearing	483,169	24.0%
NOW & Other Transaction	27,038	1.3%
MMDA & Savings	559,212	27.7%
Time Deposits < $100k	173,289	8.6%
Time Deposits > $100k	774,124	38.4%
Total Deposits	$2,016,832	100.0%
4Q17 Cost of Deposits:		0.79%
Loans / Deposits		107.7%

Note: Regulatory data shown, does not include purchase accounting adjustments
Source: S&P Global Market Intelligence

RBB BANCORP 26

Board of Directors Yee Phong (Alan) Thian Chairman of the Board • Chairman, President and CEO of the Company and the Bank since the Bank began operations in 2008 Peter M. Chang • President of Yao Yang Enterprises LLC, which purchases and exports waste paper Wendell Chen • CEO of US Development LLC, a real estate development firm, since 2015 • CEO and Managing Partner of Vanetti, Inc. from 2006 to 2015 Pei-Chin Huang • Co-founder and President of Trendware International Inc., a Torrance-based manufacturer of computer networking equipment James W. Kao, Ph.D. • Long and distinguished career at Philip Morris, USA in the research and development department Ruey Chyr Kao, MD • Retired in 2002 after 30 years as an obstetrician-gynecologist • Real estate developer and investor; ownership of six hotels for the past 15 years Chie-Min (Christopher) Koo • President and Founder of Christopher Koo Accountancy, an accounting and tax service in the City of Industry Christopher Lin, Ph.D. • President and Chairman of three separate specialty real estate firms: Forte Resources, Inc., Sonnycal Development Company and Linkage Financial Group, Inc. Feng Lin • President and CFO of Arche Investments, LLC, a real estate development firm • Regional Director of Harmony Bioscience Inc. Ko-Yen Lin • Real estate investor who previously served as a Commissioner of Overseas Affairs for the Government of Taiwan • Director of United National Bank from 1982 to 1985 and General Bank from 1986 to 2003 • Senior Advisory Board member of Cathay Bank from 2003 to 2007 Paul Lin • Founder and CEO of Dill Spot, LLC • Named one of Inc. Magazine’s Top 10 Asian Entrepreneurs in 2010 Fui Ming Thian • Worked in the real estate management business for over 30 years • Responsible for operating and accounting for multiple apartment complexes 27

Non-GAAP Reconciliation:
Tangible Common Equity and Tangible Assets

Some of the financial measures included in this presentation are not measures of financial performance recognized by GAAP. These non-GAAP financial measures include "tangible common equity to tangible assets," "tangible book value per share," and "return on average tangible common equity." Our management uses these non-GAAP financial measures in its analysis of our performance. The following table reconciles shareholders' equity (on a GAAP basis) to tangible common equity and total assets (on a GAAP basis) to tangible assets, calculates our tangible book value per share, and reconciles return on average tangible common equity to its most comparable GAAP measure:

(Dollars in thousands, except per share data)	As of and for the Year Ended December 31,						As of and for the three months ended March 31,
	2012	2013	2014	2015	2016	2017	2018
Tangible Common Equity:							
Total Shareholders' Equity	$108,113	$137,992	$151,981	$163,645	$181,585	$265,176	$275,822
Adjustments							
Goodwill	(789)	(4,001)	(4,001)	(4,001)	(29,940)	(29,940)	(29,940)
Core Deposit Intangible	-	(714)	(582)	(466)	(1,793)	(1,438)	(1,357)
Tangible Common Equity	$107,324	$133,277	$147,398	$159,178	$149,852	$233,798	$244,525
Tangible Assets:							
Total Assets - GAAP	576,484	723,410	925,891	1,023,084	1,395,551	1,691,059	1,708,504
Adjustments							
Goodwill	(789)	(4,001)	(4,001)	(4,001)	(29,940)	(29,940)	(29,940)
Core Deposit Intangible	-	(714)	(582)	(466)	(1,793)	(1,438)	(1,357)
Tangible Assets	$575,695	$718,695	$921,308	$1,018,617	$1,363,818	$1,659,681	$1,677,206
Common Shares Outstanding	10,455,135	12,547,201	12,720,659	12,770,571	12,827,803	15,908,893	16,288,928
Tangible Common Equity to Tangible Assets Ratio	18.64%	18.54%	16.00%	15.63%	10.99%	14.09%	14.58%
Tangible Book Value Per Share	$10.27	$10.62	$11.59	$12.46	$11.68	$14.70	$15.01
Average Tangible Common Equity:							
Average Shareholders' Equity	$90,872	$124,103	$145,781	$157,615	$172,140	$218,717	$270,430
Adjustments							
Goodwill	(789)	(2,804)	(4,001)	(4,001)	(25,167)	(29,940)	(29,940)
Core Deposit Intangible	-	(479)	(649)	(526)	(1,779)	(1,620)	(1,405)
Average Tangible Common Equity	$90,083	$120,820	$141,131	$153,088	$145,194	$187,157	$239,085
Net Income Available to Common Shareholders	$4,046	$7,004	$10,428	$12,973	$19,079	$25,528	$8,847
Return on Average Tangible Common Equity	4.49%	5.80%	7.39%	8.47%	13.14%	13.64%	15.01%

RBB BANCORP 28

Regulatory Reporting to Financial Statements:
Adjusted Core Deposits

Some of the financial measures included in this presentation and in forms 10-Q & 10-K filed with the SEC differ from those reported on the FRB Y-9(c) report. These financial measures include "core deposits to total deposits." Our management uses this financial measure in its analysis of our performance. The Bank measures core deposits by reviewing all relationships over $250,000 on a quarterly basis. After discussions with our regulators on the proper way to measure core deposits, we now track all deposit relationships over $250,000 on a quarterly basis and consider a relationship to be core if there are any three or more of the following: (i) relationships with us (as a director or shareholder); (ii) deposits within our market area; (iii) additional non-deposit services with us; (iv) electronic banking services with us; (v) active demand deposit account with us; (vi) deposits at market interest rates; and (vii) longevity of the relationship with us. We consider all deposit relationships under $250,000 as a core relationship except for time deposits originated through an internet service. This differs from the traditional definition of core deposits which is demand and savings deposits plus time deposits less than $250,000. As many of our customers have more than $250,000 on deposit with us, we believe that using this method reflects a more accurate assessment of our deposit base. The following table reconciles the adjusted core deposit to total deposits:

(Dollars in thousands)	As of and for the Year Ended December 31,						As of and for the three months ended March 31,
	2012	2013	2014	2015	2016	2017	2018
Core Deposits[1]	$315,943	$422,252	$507,376	$567,980	$781,940	$990,824	$1,008,826
Adjustments to Core Deposits							
Time Deposits > $250,000 Considered as Core Deposits[2]	82,373	118,756	115,572	174,038	325,453	180,751	273,935
Less: Internet and Other Deposit Originator Deposits < $250,000 Considered Non-Core[3]	-	-	(44,562)	(21,418)	(30,971)	(29,467)	(26,883)
Less: Other Deposits Not Considered Core[4]	-	-	-	(70,759)	(171,800)	(136,943)	(201,803)
Adjusted Core Deposits	$398,316	$541,008	$578,386	$649,841	$904,622	$1,005,165	$1,054,075
Total Deposits	442,678	574,079	767,365	853,417	1,152,763	1,337,281	1,373,504
Adjusted Core Deposits to Total Deposits Ratio	89.98%	94.24%	75.37%	76.15%	78.47%	75.16%	76.74%

(1) All demand and savings deposits of any amount plus time deposits less than $250,000
(2) Time deposits to core customers over $250,000 as defined in the lead-in to the table above
(3) Comprised of internet and outside deposit originator time deposits less than $250,000 which are not considered to be core deposits
(4) Comprised of demand and savings deposits in relationships over $250,000 which are considered non-core deposits because they do not satisfy the definition of core deposits set forth in the lead-in to the table above

RBB BANCORP 皇佳商業金控 29

How We Measure Core Deposits RBB reviews all deposits over $250K on a quarterly basis Core deposits are traditionally defined as all deposits less time deposits greater than $250K → The Bank measures core deposits as: Demand Deposits Savings Deposits Time Deposits < $250,000 if yes, Internet Outside deposit Deposits? originator? > $250,000? if yes, if yes, if yes, for at least three of the following: Active Relationship Deposits Additional Electronic Deposits at Relationship demand with RBB within the non-deposit banking market with the deposit Director or Bank’s services with services with interest Bank have account with shareholder? market area? the Bank? the Bank? rates? longevity? the Bank? if yes, if yes, if yes, if yes, if yes, if yes, if yes, Source: “Study on Core Deposits and Brokered Deposits, Submitted to Congress pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, FDIC, July 8, 2011”: https://www.fdic.gov/regulations/reform/coredeposit-study.pdf 30